THIRD AGREEMENT REGARDING OUTSIDE CLOSING DATE

This THIRD AGREEMENT REGARDING OUTSIDE CLOSING DATE (this “Agreement”), is entered into as of July 30, 2007, by and among DEBT RESOLVE, INC., a Delaware corporation (“Buyer”), and CREDINT HOLDINGS, LLC, a Delaware limited liability company (“Seller”).

WITNESSETH:

WHEREAS, the parties have entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among Buyer, Seller and the holders of all of the outstanding limited liability company membership interests in the Seller, pursuant to which the Seller will sell to Buyer all of the Seller’s outstanding limited liability company membership interests in Creditors Interchange Receivable Management, LLC, a Delaware limited liability company, on the terms contained in the Purchase Agreement. Capitalized terms used herein and not defined shall have the meaning assigned such terms in the Purchase Agreement.

WHEREAS, the parties have entered into an Agreement Regarding Outside Closing Date by and among Buyer and Seller dated June 14, 2007 (the “First Agreement Regarding Outside Closing Date”).

WHEREAS, the parties have entered into an Agreement Regarding Outside Closing Date by and among Buyer and Seller dated June 27, 2007 (the “Second Agreement Regarding Outside Closing Date”).

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of documenting the extension of the Outside Closing Date as well as certain other agreements mutually agreed to by the parties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties do hereby agree as follows:

1.
Modification of Purchase Agreement to Extend Outside Closing Date. The Outside Closing Date identified in Section 13.1(c) of the Purchase Agreement shall be automatically extended to August 31, 2007 and the date of June 30, 2007 set forth in Section 12.1 of the Purchase Agreement shall be automatically extended to August 31, 2007. This provision supersedes and replaces Section 1 of the Second Agreement Regarding Outside Closing Date.

2.
Modification of Purchase Agreement to Provide Access. Buyer agrees to continue to provide Seller’s representative, William Blair & Company, L.L.C., with the information and rights provided in Section 2 of the Second Agreement Regarding Outside Closing Date.

3.	Miscellaneous.

(a)
Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Electronic signatures shall be sufficient to bind the parties hereto.

(b)
Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the other party.

(c)
Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(d)
Entire Agreement. This Agreement, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date (as modified in Section 1 hereof) constitutes the entire understanding of the parties with respect to the subject matter hereof and may be modified only by an Agreement in writing signed by the other party. Upon the execution and effectiveness of this Agreement, the Purchase Agreement shall be deemed modified to include the provisions contained in this Agreement. Except as amended by this Agreement the Purchase Agreement, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date shall continue in fill force and effect. No party shall be deemed to have waived any of its rights or remedies hereunder, or under the Purchase Agreement, the First Agreement Regarding Outside Closing Date and the Second Agreement Regarding Outside Closing Date or under any other document unless such waiver is (a) in writing, and (b) signed by such party, and then only to the extent specifically recited.

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IN WITNESS WHEREOF, the parties have executed this Third Agreement Regarding Outside Closing Date on and as of the date first set forth above.

Buyer:

DEBT RESOLVE, INC.

By:	/s/ James D. Burchetta
Name: James D. Burchetta
Title: CEO

Seller:

CREDINT HOLDINGS, LLC

By:	/s/ Steve Groya
Name: Steve Groya
Title: Board Member